                                                                   Exhibit 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------


        THIS EMPLOYMENT AGREEMENT, dated as of the 6th day of August, 1998 (the "Agreement"), by and between Drew Kelton (the "Executive") and Saturn Global Network Services Pty Ltd., a company incorporated in Australia with registered number 056 783 852 whose registered office is at Level 6, 83 Clarence Street, Sydney, NSW 2000, Australia ("the Company").

        WHEREAS, upon the completion (the "Completion") of the transactions contemplated by (a) the Agreement for Sale/Purchase of Saturn Global Network Services Holdings Limited (the "Company"), dated as of the date hereof (the "S&P Agreement"), among Marshalls 106 Limited (the "Vendor"), Marshalls Finance Limited (the "Vendor Guarantor"), International Exchange Networks, Ltd. (the "Purchaser") and IPC Information Systems, Inc. (the "Purchaser Guarantor"), the Company will become a wholly-owned indirect subsidiary of the Purchaser;

        WHEREAS, after the Completion, the Executive is expected to make a major contribution to the growth, profitability and financial strength of the Company;

        WHEREAS, effective upon the Completion, the Company desires to retain the services of the Executive, and the Executive desires to be retained by the Company, on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Certain Definitions. The following terms, when used in this
           -------------------
Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

        "Cause" means an omission, act or action or series of omissions, acts or actions of the Executive which, in the determination of the Board of Directors of the Company (the "Board"), constitute(s), cause(s) or result(s) in: (a) the Executive's material dishonesty including, without limitation, theft, fraud, embezzlement, material financial misrepresentation or other similar behavior or action in his dealings with or with respect to the Company or any Subsidiary or Affiliate thereof or entity with which the Company, a Subsidiary or Affiliate thereof, shall be engaged in or be attempting to engage in commerce, (b) the conviction of the Executive for, or the Executive's entry of a plea of guilty or nolo contendere to, the commission of a felony, (c) the willful refusal of the Executive to follow the lawful directives of the Board with respect to his duties hereunder, which directives shall be consistent with his position as an officer of the Company as set forth in Section 3.2 hereof, which refusal is not cured by the Executive within 30 calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature thereof, or (d) the material breach of any provision of this Agreement which is not cured by the Executive within 30 calendar days after written notice from the Board to the Executive setting forth with reasonable specificity the nature of such breach.

        "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

        "Disability" means the inability of the Executive to perform his duties and obligations for the Company as required by this Agreement, because of a disability which is not of an apparently temporary nature, which results from mental or bodily injury, sickness or disease or any combination thereof, and which has lasted a period of more than 180 consecutive days or more than 180 days within any period of 365 consecutive days.

        "Good Reason" shall mean a material breach by the Company of any provision of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates (but only if such material breach is as to the Executive) which, in any case, is not cured by the Company within 30 calendar days after written notice from the Executive to the Board setting forth with reasonable specificity the nature of such breach.

        "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, of the United States of America).

        "Subsidiary" means, with respect to any Person, any entity whose securities or other ownership interests having ordinary voting power to elect a majority of the entity's Board of Directors or other persons performing similar functions with respect to the entity are at the time directly or indirectly owned by such Person.

        2.  Employment; Term. The Company agrees to employ the Executive and
            ----------------
the Executive hereby agrees to accept such employment by the Company, on the terms and conditions set forth herein. The parties hereto agree that such employment shall not be on an "at-will" basis, but shall be governed by the terms and conditions of this Agreement during the Term (as defined herein) of this Agreement. Unless sooner terminated in the manner hereinafter provided, the term of this Agreement shall commence on the date of the Completion and shall expire on the second anniversary thereof (the "Initial Term"); provided,
                                                               --------
however, that this Agreement shall automatically be extended for successive one
-------
year terms, unless either party shall notify the other at least 90 days prior to the scheduled expiration of this Agreement that the Agreement shall not be so extended (the Initial Term, plus any extensions thereof, hereinafter referred to as the "Term"). Notwithstanding the foregoing, in the event that Completion shall not occur prior to the expiration date of the S&P Agreement due to any cause, this Agreement shall be null and void and of no force and effect.

        3.   Duties.
             ------

        3.1  Office. During the Term, the Executive shall serve as Regional
             ------
Director, AustralAsia of the Company, reporting to the Purchaser's Board of Directors (the "Board") or a designee thereof.

        3.2  Duties. The Executive shall have such duties and responsibilities
             ------
as determined by the Board, consistent with his positions as Regional Director, AustralAsia.

        3.3  Full Working Time. During the Term, the Executive shall devote his
             -----------------
full working time and his best efforts, and apply all of his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company. During the Term, the Executive, without the prior written approval of the Board, shall not, either directly or indirectly, actively participate in any other business or accept any employment or business office whatsoever (including but not limited to serving as a director) from any other Person (but the foregoing shall not preclude the Executive, subject to Section 7 hereof, from making an investment in any other business, so long as in any such case the Executive does not actively participate in such other business or organization and such activity does not interfere with the Executive's ability to perform his duties hereunder and does not consitute a conflict of interest with the Company or any of its Affiliates in the reasonable opinion of the Board).

        4.   Salary and Benefits.
             -------------------

        4.1  Base Salary. The Company shall pay the Executive during the Term a
             -----------
base salary at an annual rate of One Hundred Eighty Five Thousand Australian Dollars (A$185,000) per annum, payable in accordance with the standard payroll practices of the Company ("Base Salary"). It is understood that the Base Salary shall be the Executive's minimum annual compensation during the Term.

        4.2  Bonus. For each fiscal year of the Company ending during the Term,
             -----
the Company may pay to the Executive a bonus based upon the achievement of performance criteria established by the Company (a "Bonus"), which Bonus shall be pro rated with respect to partial years occurring during the Term. With respect to each such fiscal year, the parties hereto agree that the Executive's target bonus opportunity shall be 40% of Base Salary.

        4.3  Long Term Incentive. Within one year after the date of this
             -------------------
Agreement, the Purchaser shall adopt a long term incentive plan providing performance-based compensation in the form of stock options or otherwise ("Purchaser Plan") and, pursuant to the Purchaser Plan, shall provide for the Executive's participation in the Purchaser Plan. Such participation shall be comparable in terms and conditions to those applicable to other similarly situated employees of the Purchaser or its subsidiaries, as applicable. If, by the first anniversary of Completion, the Purchaser fails to provide for such participation and the Executive remains employed hereunder on such date, the Company shall pay to the Executive the sum of US One Hundred Thousand Dollars (US$100,000) in lieu of the obligations of the Company under the preceding two sentences. Notwithstanding such payment, if the Executive shall, at any time during the sixty-day period beginning on the first anniversary of Completion, resign from employment with the Company, the Executive shall receive a written release from the restrictions of Section 7.1 of this Agreement. Such payment and release shall, to the maximum extent permitted by law, constitute full settlement of any obligation of the Company, the Purchaser and/or the Purchaser Guarantor to the Executive under this Agreement. Notwithstanding the foregoing, if the Executive continues in the employment of the Company and the Purchaser thereafter, in its sole discretion, elects to establish the Purchaser Plan, the Executive shall be entitled to participation in the Purchaser Plan on a basis which shall be comparable in terms and conditions to those applicable to other similarly situated employees of the Purchaser or its subsidiaries, as applicable.

        4.4  Benefits. The Executive shall participate, to the maximum extent
             --------
that he is eligible therefor, in any and all plans or programs which may be maintained by the Company for its employees and/or senior executives generally providing insurance, medical benefits, retirement benefits, or other like fringe benefits. The Executive also shall receive an automobile allowance in the amount of A$1,500 per month.

        4.5  Vacation. The Executive shall be entitled to three (3) weeks annual
             --------
paid vacation each year of the Term to be taken in accordance with the Company's vacation policy. Such annual paid vacation time shall be in addition to legal holidays but shall be applied as an offset to any legally mandated paid vacation time.

        4.6  Expenses. The Company shall pay or reimburse the Executive for
             --------
reasonable business expenses actually incurred or paid by the Executive during the Term, in the performance of his services hereunder; provided that such expenses are consistent with the Company policy. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or other supporting information acceptable to the Company and otherwise in accordance with the Company policy then in effect.

        4.7  Deductions. The Company shall deduct from all compensation payable
             ----------
hereunder such payroll, withholding and other taxes as may be required by law.

        5.   Termination.
             -----------

             5.1  General. The Company shall have the right to terminate the
                  -------
employment of Executive at any time with or without Cause.

             5.2  Termination Under Certain Circumstances.
                  ---------------------------------------

                  (a) In the event Executive's employment with the Company is terminated prior to the expiration of the Term by reason of (i) the Executive's resignation without Good Reason, (ii) death, (iii) Disability or (iv) the Executive's discharge by the Company for Cause, this Agreement (including, without limitation, the Company's obligations to provide any compensation, benefits or severance to the Executive under Section 4 hereof or otherwise, but not including any statutory accrued rights) shall terminate.

        (b) In the event that the Executive's employment with the Company is terminated by the Executive prior to the expiration of the Term for Good Reason, or by the Company prior to the expiration of the Term other than by reason of the causes specified in Section 5.2(a)(i) through (iv), or if the Company shall exercise its right pursuant to Section 2 not to extend this Agreement beyond the expiration of the Initial Term, subject to the Executive's compliance with Sections 6, 7 and 8, the Company shall continue to pay the Executive his Base Salary for the greater of the remainder of the Term (without regard to renewals) or one year (the "Severance Period"), and shall pay to the Executive any Bonus that otherwise would have been paid during the Severance Period had such termination of employment not occurred.

The Company and Executive hereby stipulate that the damages which may be incurred by the Executive as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment, without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. In the event that Executive is entitled to any legally mandated severance or similar benefits payable by the Company, the payments required hereunder during the Severance Period shall be applied to offset such mandated benefits to the maximum extent permitted by law. The Company and the Executive further agree that the Company may condition the payments (if any) due under this Section on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, or any Subsidiary or Affiliate thereof.

        6.   Proprietary Information.
             -----------------------

             6.1  Disclosure to the Company. The Executive shall promptly
                  -------------------------
disclose to the Company in such form and manner as the Company may reasonably require (a) all operations, systems, services, methods, developments, inventions, improvements and other information or data pertaining to the business or activities of the Company and its Subsidiaries and Affiliates as are conceived, originated, discovered or developed by Executive (whether or not copyrighted or patented or capable of being copyrighted or patented) during the Term of his employment with the Company (whether before or after the date hereof), and (b) such information and data pertaining to the business, operations, personnel, activities, financial affairs, and other information relating to the Company and its Subsidiaries and Affiliates and their respective customers, suppliers, employees and other persons having business dealings with the Company and its Subsidiaries and Affiliates as may be reasonably required for the Company to operate its business. It is understood that such information is proprietary in nature and shall (as between the Company and Executive) be for the exclusive use and benefit of the Company and shall be and remain the property of the Company both during the Term and thereafter. If so requested by the Company, the Executive shall execute and deliver to the Company any instrument as the Company may reasonably request to effectuate the assignment of any such proprietary information to the Company. Without limiting the generality of the foregoing, the Executive hereby releases and waives and assigns to the Company any and all claims and rights which he has against any of the Company or any Subsidiary or Affiliate thereof or any of the technology, "know-how," licenses or other proprietary rights or processes of the Company or any Subsidiary or Affiliate thereof.

            6.2  Post-Employment. In the event that the Executive leaves the
                 ---------------
employ of the Company for any reason, including, without limitation, the expiration of the Term, the Executive shall deliver to the Company (and shall not keep in his possession, recreate or deliver to anyone other than the Company) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company or any Subsidiary or Affiliate thereof or any of their respective successors or assigns.

        7.  Non-Competition and Non-Solicitation.
            ------------------------------------

            7.1  Non-Competition. During the Term and for a period of one year
                 ---------------
thereafter, the Executive agrees, and shall cause each of his respective Affiliates to agree, that any such Person shall not, directly or indirectly, through any Person Controlled by such Executive, in any form or manner on a worldwide basis: (a) engage in any activities competitive in any material respect with the business of the Company and its Subsidiaries and Affiliates ("Business") for his or their own account or for the account of any other Person, or (b) become interested in any Person engaged in activities competitive in any material respect with the Business as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Executive may own,
                                --------  -------
directly or indirectly, solely as a passive investment, securities of any Person if the Executive or any of his Affiliates, as the case may be (x) is not a Person in Control of, or a member of a group that Controls, such Person and (y) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person.

            7.2  Non-Solicitation. During the Term and for a period of one year
                 ----------------
thereafter, the Executive will not, directly or indirectly, use proprietary knowledge or information relating to the Company or its Subsidiaries or Affiliates obtained during the course of Executive's employment with the Company with the intention to, or which a reasonable person would construe to (a) interfere with or disrupt any present or prospective relationship, contractual or otherwise, between the Company or its Subsidiaries or Affiliates and any customer, supplier, employee, consultant or other person having business dealings with the Company or its Subsidiaries or Affiliates, or (b) employ or solicit the employment or engagement by others of any employee or consultant of the Company or its Subsidiaries or Affiliates who was such an employee or consultant at the time of termination of the Executive's employment hereunder or within one year prior thereto, or (c) solicit orders or service contracts from or otherwise seek to establish a vendor/customer relationship with present or prospective customer of the Company or any of its Subsidiaries.

             7.3  Scope. The Executive agrees that the provisions of this
                  -----
Section 7 are necessary to protect the interests of the Company or its Subsidiaries or Affiliates and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provision of this Section 7 or any part thereof are unenforceable because of the duration or geographical scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form such provision will be enforceable.

        8.   Nondisclosure. Except with the prior written consent of the Company
             -------------
in each instance or as may be reasonably necessary to perform the Executive's services hereunder, the Executive shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the Term, any Confidential Information relating to the Company or any Subsidiary or Affiliate thereof acquired by him prior to, during the course of, or incident to, his employment hereunder. "Confidential Information" shall mean (a) proprietary information, trade secrets and know-how of the Company and its Affiliates in which one may obtain a legally protected interest, (b) confidential information relating to the business, operations, systems, networks, services, pricing policies, marketing plans, product development plans and inventions and research of the Company or its Affiliates, and (c) confidential information relating to the financial affairs and results of operations and forecasts or projections of the Company and its Affiliates; provided that information shall not constitute Confidential Information if it
(1) is generally known by persons other than the Company or its Affiliates, or
(2) is known by persons other than the Company or its Affiliates by reason of the action of persons other than the Executive or any person acting at the Executive's direction or with the Executive's consent, or (3) is compelled to be disclosed by law or legal process. In the event Executive is required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process) to disclose any such Confidential Information, the Executive shall provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of such a protective order or other remedy or receipt of a waiver by the Company, the Executive is nonetheless advised by his legal counsel that he is legally compelled to disclose such Confidential Information, the Executive may, without liability hereunder, disclose only the portion of such confidential information which such counsel advises is legally required to be disclosed.

        9.   Remedies for Certain Breaches. If the Executive commits a breach,
             -----------------------------
or threatens to commit a breach, of any of the provisions of Sections 6, 7 and/or 8 hereof, the Company shall have the right and remedy to have the provisions of Sections 6, 7 and/or 8 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable relief in favor of the Company, it being acknowledged and agreed that any breach or threatened breach of Sections 6, 7 and/or 8 hereof by the Executive will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Each of such rights and remedies shall be independent of the others and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available under law or in equity to the Company.

        10.  Arbitration. Any dispute, controversy or claim, at any time arising
             -----------
out of this or relating to this Agreement, or the breach, termination or invalidity thereof (other than any dispute, controversy or claim pursuant to Sections 6, 7, 8 and/or 9 hereof, which may, at the option of the Company, be submitted to any court having jurisdiction), shall be referred to final and binding arbitration by a panel of three arbitrators selected according to the Commercial Arbitration Rules of the American Arbitration Association (but not held under its auspices). In the event the arbitrator selected by the Executive and the arbitrator selected by the Company cannot, within 30 days after the appointment of both, agree on a third arbitrator, he or she shall be selected by the Chief Judge of the Federal District Court of the Southern District of New York. The place of arbitration shall be New York, NY. Any arbitral award may be entered as a judgment in any court of competent jurisdiction.

        11.  Miscellaneous.
             -------------

             11.1 Notices. All notices, requests, claims, demands and other
                  -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or facsimile, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties to the following addresses:

        If to the Executive:    Drew Kelton



        If to the Company:      Saturn Global Network Services Pty Ltd.
                                c/o International Exchange Networks, Ltd.
                                Wall Street Plaza, 88 Pine Street - 6th Floor
                                New York, NY 10005

        copy to:                International Exchange Networks, Ltd.
                                c/o IPC Information Systems, Inc.
                                Wall Street Plaza
                                88 Pine Street - 15th Floor
                                New York, NY 10005
                                Facsimile No.: (212) 858-7959
                                Attn.: General Counsel
or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

        11.2  Entire Agreement.  This Agreement shall constitute the entire
              ----------------
agreement between the Executive and the Company with respect to the Company's employment of the Executive and supersedes any and all prior agreements and understandings, written or oral, with respect thereto.

        11.3  Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by
(a) an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced, and (b) in the case of the Company, such amendment or waiver also must be duly authorized by an appropriate resolution of the Board.

        11.4  Successors and Assigns. The Company shall have the right to cause
              ----------------------
the Executive to perform any or all of the services required of him under this Agreement to any one or more if its Subsidiaries and Affiliates. The personal services of the Executive are the subject of this Agreement and no part of his rights or obligations hereunder may be assigned, transferred, pledged or encumbered by the Executive. This Agreement shall inure to the benefit of, and be binding upon (a) the parties hereto, (b) the heirs, administrators, executors and personal representatives of the Executive and (c) the successors and assigns of the Company as provided herein.

        11.5  Governing Law. This Agreement, including the validity hereof and
              -------------
the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the laws of the Sate of New York without giving effect to any conflicts of law provisions or rule, that would cause the application of the laws of any other jurisdiction.

        11.6  Severability. If any provisions of this Agreement as applied to
              ------------
any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provison in any other circumstances or the validity or enforceability of this Agreement.

        11.7  No Conflicts. The Executive represents to the Company that the
              ------------
execution, delivery and performance by the Executive of this Agreement does not and will not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is or was a party or of which the Executive is or should be aware.

        11.8  Survival. The rights and obligations of the Company and Executive
              --------
pursuant to Sections 6, 7, 8, 9, 10 and this Section 11 shall survive the termination of the Executive's employment with the Company and the expiration of the Term.

        11.9  Captions. The headings and captions used in this Agreement are
              --------
used for convenience only and are not to be considered in construing or interpreting this Agreement.

        11.10 Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.11 Other Terms and Conditions. The parties stipulate that the general
              --------------------------
form of this Agreement is being used to enter into contracts of employment with a number of employees of the Company working in different offices and in different countries. The Company may, by Appendix to this Agreement, prescribe terms and conditions specifically applicable to the Executive and necessary or appropriate to reflect the laws, custom and practice in the jurisdiction in which the Executive is principally engaged. Any such Appendix shall make specific reference to this Agreement, when signed by the parties, such Appendix shall constitute a part of this Agreement and the provisions thereof shall, to the extent inconsistent with the other provisions hereof, supersede such other provisions. The Company may also, by memorandum, notice, policy or procedures manual or other written instrument, prescribe additional terms and conditions of general application to employees working the office where the Executive is principally engaged. All such other terms and conditions (including but not limited to any authority of the Company unilaterally to amend any or all of them) shall, to the extent not inconsistent with the express provisions of this Agreement (including any Appendix), be applicable to the Executive as if set forth in their entirety herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        EXECUTIVE:



                                        By: /s/ Drew Kelton
                                           ----------------------------------
                                           Name: Drew Kelton


                                        SATURN GLOBAL NETWORK SERVICES PTY LTD.



                                        By: /s/ Michael Voyias
                                           ----------------------------------
                                           Name:  Michael Voyias
                                           Title: Company Secretary

                    SATURN GLOBAL NETWORK SERVICES PTY LTD.
                             EMPLOYMENT AGREEMENT

                          LOCAL APPENDIX -- AUSTRALIA


        This is an Appendix (the "Appendix") dated as of August 6th, 1998 to the Employment Agreement dated as of the 6th day of August, 1998 by and between Drew Kelton and Saturn Global Network Services Pty Ltd., a company incorporated in Australia with registered number 056 783 852 whose registered office is at Level 6, 83 Clarence Street, Sydney, NSW 2000, Australia (the "Base Agreement").

        The following provisions shall be incorporated into the Base Agreement with the force and effect prescribed for provisions set forth in an Appendix pursuant to section 11.11 of the Base Agreement:


1.      CONFIDENTIAL INFORMATION

1.1 In this Agreement, "Confidential Information" means the following, whether or not in material form:

        (a) all confidential information (including but not limited to trade secretes and confidential know-how) of the Company or a related corporation within the meaning of the Corporations Law; and

        (b) all other confidential information and know-how of which the Executive becomes aware (both before and after the day this Agreement is signed) or generates in the course of, or in connection with the Executive's employment with the Company.

1.2     The Executive:

        (a) may use Confidential Information solely for the purpose of this Agreement; and

        (b)     must keep confidential all Confidential Information.

1.3     The Executive may disclose Confidential Information to persons who:

        (a) have a need to know (and only to the extent that each has a need to know); and

        (b) have been directed by the Executive to keep Confidential Information confidential.

1.4 The Executive's obligations of confidentiality do not extend to information that (whether before or after the date of this Agreement is signed):

        (a) is public knowledge (otherwise than as a result of a breach of this Agreement); or

        (b)     is required by law to be disclosed.


2.      DUTY OF FIDELITY AND RESTRAINT

2.1 Nothing in this Agreement will be construed to limit the Executive's fiduciary duties or duty of fidelity to the Company.

2.2 In consideration of the employment of the Executive and other valuable consideration whether directly or indirectly received by the Executive from the Company and to reasonably protect the goodwill and the business of the Company the Executive agrees with the Company that:

        (a) during the Restraint Period specified in paragraph (b) and within the Restraint Area specified in paragraph (c) the Executive will not, without the prior written consent of the Company, whether directly or indirectly:

                (i) carry on or be financially or otherwise interested, engaged or concerned, in any capacity whatsoever, with any business within the Restraint Area, which is or is likely to be during the Restraint Period, in competition to any material extent with the business of the Company;

                (ii) canvass, solicit, induce or encourage any person, who was an employee or agent of the Company at any time during the Executive's term of employment under this Agreement, to leave the employment or agency of the Company;

                (iii) canvass, solicit or accept any approach from any person, who was at any time during the Executive's term of employment under this Agreement, a client or customer of the Company with a view to obtaining the custom of that person;

                (iv) interfere in any way with the relationship between the Company and its clients, customers, employees or suppliers; or

                (v) carry on either alone or in partnership and whether as principal, agent, manager or servant, or be concerned with or interested in or be a shareholder in or officer, agent, independent contractor or employee of, any firm or company which carries on the business of providing telecommunications network services.

Restraint Period

        (b)     The Restraint Period is:

                (i) during the Executive's term of employment under this Agreement;

                (ii) during the period of two years from the date of termination of this Agreement unless that period is in the circumstances found to be too long to be enforceable at law or in equity, in which case;

                (iii) during the period of one year from the date of termination of this Agreement unless that period is in the circumstances found to be too long to be enforceable at law or in equity, in which case;

                (iv) during the period of six months from the date of termination of this Agreement unless that period is in the circumstances found to be too long to be enforceable at law or in equity, in which case;

                (v) during the period of three months from the date of termination of this Agreement unless that period is in the circumstances found to be too long to be enforceable at law or in equity, in which case;

                (vi) during the period of one month from the date of termination of this Agreement.

Restraint Area

        (c)     The Restraint Area is:

                (i) Any continent on which the Company provides or markets telecommunications network services at the date of termination of this Agreement unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (ii) Australia unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (iii) New South Wales unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (iv) Victoria unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (v) South Australia unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (vi) Western Australia unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (vii) Queensland unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (viii) Tasmania unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;


                (ix) Australian Capital Territory unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (x) Northern Territory unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;


                (xi) the _____________ Metropolitan Area unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;


                (xii) within 50 kilometres of the _________________ GPO unless that area is in the circumstances found to be too large to be enforceable in law or equity, in which case;

                (xiv)   within 15 kilometre radius of the Company's premises at
                        _________________.


        (d) The Executive and the Company agree that the words in this sub-clause `carry on or be financially or otherwise interested or engaged in or concerned with' will all be given the widest possible interpretation and shall include, without derogation from their generality, management without salary, advising or influencing a competitive business on a continuing basis whether for direct remuneration or benefit or otherwise, and establishing or being interested in or influencing such a competitive business through any association or arrangement with any person, relative, nominee or trust in or over which any interest or influence (absolute or partial) is held.

2.3     The Executive:

        (a) acknowledges that each restriction specified in sub-clause 2.29(a) ("Restriction") is in the circumstances reasonable and necessary to protect the goodwill of the Company; and

        (b) acknowledges that if any person for any reason alleges that any Restriction is unenforceable at law or in equity the rules of construction specified in sub-clause 2.4 will apply.

2.4     The Executive and the Company agree that if:

        (a) a court of competent jurisdiction finds that any of the provisions of sub-clause 2.2(a) (`unenforceable Provision') is not enforceable at law or in equity; and

        (b)     the Unenforceable Provision would be enforceable if:

                (i)    one or more of the Restrictions were deleted; or
                (ii) one or more of the alternate periods of the Restraint Period or alternative areas of the Restraint Area were deleted;

        the Unenforceable Provision must be made Unenforceable making those deletions.

3.      INTELLECTUAL PROPERTY

3.1 The Executive will immediately disclose to the Company any discovery, invention, literary, artistic or musical work; or other material protected by copyright and any circuit layout design, trade mark, plant variety rights or secret process or improvement in procedure made, developed or discovered by the Executive during the Engagement in connection with or in any way affecting or relating to the business of the Company or capable of being used or adopted for use with that business or in connection with that business and any copyright, design, patent rights and proprietary and other rights attaching to any of them whether or not capable of registration or in existence at the date of this Agreement or subsequently created (`Intellectual Property Rights').

3.2 The Executive covenants that the Intellectual Property Rights will belong to and be the absolute property of the Company and hereby assigns all right, title and interest in the Intellectual Property Rights to the Company.

3.3 The Executive, if and whenever required by the Company (whether during or after the termination of this Agreement, must at the expense of the Company apply or join in applying with the Company (at the discretion of the Company) for letters patent or other protection in Australia or in any other part of the world for any Intellectual Property Rights and execute all instruments and do all things necessary for vesting the letters patent or other similar protection when obtained and all right and title to and interest in them (including all patent rights and proprietary rights) in the Company absolutely and as sole beneficial owner or such other person as the Company may require.

3.4 The Executive irrevocably appoints the Company to be the Executive's attorney to execute on the Executive's behalf any instrument, and do any act or thing for he purpose of giving to the Company or its nominee the full benefit of the provisions of this clause.

3.5 The Executive will not make any unauthorized use or disclosure of the Intellectual

        Property Rights or do any other act which may prejudice or harm the Intellectual Property Rights.

3.6 The provisions of this clause will continue to apply after the termination of this Agreement.


        IN WITNESS WHEREOF, the Company and the Executive have executed this Appendix with the intent that, on and after the date of this Appendix, it shall have the force and effect prescribed under section 11.11 of the Base Agreement.


                                                EXECUTIVE:



                                                /s/ Drew Kelton
                                                -----------------------------
                                                Name: Drew Kelton


                                                SATURN GLOBAL NETWORK
                                                SERVCES PTY LTD.:



                                                By: /s/ Michael Voyas
                                                -----------------------------
                                                    Name:  Michael Voyas
                                                    Title: Company Secretary